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                                   ATMI, INC.

              NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PROGRAM
                          OF ATMI, INC. 1998 STOCK PLAN

                                    ARTICLE 1
                                    ---------

                                     GENERAL

1.1   NAME AND PURPOSE.

      The purpose of the Non Employee Directors Deferred Compensation Program (the "Program") is to provide Awards under the 1998 Stock Plan (the "Plan") of ATMI, Inc., a Delaware corporation, to Non-Employee Directors of the Company as a vehicle to defer receipt of all retainers and meeting fees paid to Non-Employee Directors, and to permit such deferred amounts to be credited to Stock Accounts, established at the time of each deferral, equivalent to shares of the Company's Common Stock, at prices contemporaneous with each deferral date.

1.2   DEFINITIONS.

      Whenever used herein, all capitalized terms not defined herein shall have the meaning set forth in the Plan and the following terms shall have the meaning set forth or referenced below;

      (a)   "Board" means the Board of Directors of the Company.

      (b) "Business Day" means a day except for a Saturday, Sunday or a legal holiday in the State of Connecticut.

      (c) "Common Stock" means (i) the common stock of the Company, adjusted as provided in Section 3.5, or (ii) if there is a merger or consolidation and the Company is not the surviving corporation thereof, the capital stock of the surviving corporation given in exchange for such common stock of the Company.

      (d) "Compensation" means retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof, which are payable to a Non-Employee Director during a Program Year.

      (e) "Deferral Date" means the last Business Day of each calendar quarter during a Program Year.

      (f) "Non-Employee Director" means any individual serving on the Board who is not an employee of the Company or any of its subsidiaries or affiliates.

      (g)   "Program" has the meaning set forth in Section 1.1 above.

      (h)   "Program Year" means the calendar year.

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      (i)   "Stock Account" means a bookkeeping account established for each
            Participant pursuant to the terms hereof consisting of Stock
            Credits.

      (j) "Stock Credit" means a credit to a Stock Account representing shares of Common Stock, calculated pursuant to Article 2.

      (k) "Stockholders' Meeting" means the Annual Meeting of Stockholders of the Company.


                                   ARTICLE 2
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                                  FEE DEFERRALS

2.1   ELIGIBILITY.

      Effective beginning on the first day of January 2001, each Non-Employee Director serving on such date or at any time thereafter shall be eligible to participate, and shall participate, in the Program.

2.2   GRANT OF STOCK CREDITS.

      Effective on the first day of January 2001, each person who serves as a Non-Employee Director shall have his or her Stock Account credited with Stock Credits as herein described. Any person who becomes a Non-Employee Director at any time thereafter shall have his or her Stock Account credited with Stock Credits as herein described- Stock Credits with respect to Compensation shall be established on each Deferral Date in an amount equal to (A) the aggregate Compensation which would have been paid to such Participant during such calendar quarter, divided by (B) the Fair Market Value of the Common Stock on the Deferral Date.

2.3   DIVIDENDS.

      As of the date any dividend is paid to holders of shares of Common Stock, such Stock Account shall be credited with additional Stock Credits equal to (A) the amount which would have been paid as dividends on that number of shares (including fractions of a share) of Common Stock equal to the number of Stock Credits attributed to such Stock Account on the record date for such dividend payment, divided by (B) the Fair Market Value of the Common Stock on the dividend payment date. In the case of dividends paid in property other than cash, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment of the dividend, as determined in good faith by the Committee.

                                   ARTICLE 3
                                   ---------

                            DISTRIBUTION OF ACCOUNTS

3.1   TIME AND METHOD OF PAYMENT.

      Distribution of the Stock Account of a Participant shall be made by the last Business Day of the first calendar month following such Participant's termination of service as a director of the

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Company. Distribution of a Participant's Stock Account shall be made, subject to
Section 3.4, in a single installment in that number of shares of Common Stock as is equal to the number of Stock Credits in the Participant's Stock Account on the date of distribution, except that the value of any fractional share shall be paid in cash based on the Fair Market Value of the Common Stock on the date of distribution.

3.2   SEVERE FINANCIAL HARDSHIP.

      Notwithstanding any other Section of this Article 3, at the written request of a Participant or a Participant's legal representative, the Committee, in its sole discretion upon a finding that continued deferral will result in severe financial hardship to the Participant, may authorize the payment of all or a part of a Participant's Stock Account, subject to Section 3.4, in shares of Common Stock, in a single installment prior to the distribution date for such Stock Account under Section 3.1 or Section 3.3. Thereafter, Stock Credits shall be credited to such Participant's Stock Account in accordance with Section 2.2 or Section 2.3.

3.3   DISTRIBUTION UPON DEATH.

      Notwithstanding any other provision of this Program, upon the death of a Participant, the Committee shall authorize the Company to distribute, subject to
Section 3.4 hereof, all of such Participant's Stock Account in a single installment to such person or persons, as the Participant may have designated. All such designations shall be made in writing and delivered to the Committee. A Participant may from time to time revoke or change any such designation by written notice to the Committee. If there is no designation on file with the Committee at the time of the Participant's death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, or if there is a dispute among designees of a Participant, such distributions shall be made to the executor or administrator of the Participant's estate. Any distribution under this Section 3.3 shall be made as soon as practicable after the Committee is notified of the Participant's death or is satisfied as to the identity of the appropriate payee, whichever is later. Such distribution shall be made as provided in the second sentence of Section 3.1.

3.4   WITHHOLDING TAXES.

      If required by any applicable law, the Company shall deduct from all distributions under the Plan any taxes required to be withheld by federal, state, or local governments, computed on the basis of the Fair Market Value of the number of shares of Common Stock otherwise distributable on the date of distribution.

3.5   ADJUSTMENT OF STOCK ACCOUNTS.

      If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, stock split, subdivision or reclassification of shares, the number of Stock Credits with which the Stock Account of each Participant is credited shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased. If the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination, reverse stock split or reclassification of shares, the number of Stock Credits with which the Stock Account of each Participant is credited shall be decreased in the same


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proportion as the outstanding number of shares of Common Stock is decreased. In the event a dividend in kind is declared having a value per share of Common Stock equal to 10% or more of the Fair Market Value of a share of Common Stock on the Business Day prior to the public announcement of such dividend, the Committee shall make an appropriate equitable adjustment in the number of Stock Credits with which the Stock Account of each Participant is credited. In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of shares of Common Stock receive shares of the capital stock of the resulting or surviving corporation (or any consideration other than shares of capital stock), there shall be credited to the Stock Account of each Participant, in place of the Stock Credits then credited thereto, new Stock Credits in an amount equal to the product of the number of shares of capital stock (or consideration other than shares of capital stock) exchanged for one share of Common Stock upon such consolidation or merger and the number of Stock Credits with which such Stock Account then is credited.

                                   ARTICLE 4
                                   ---------

                                  THE COMMITTEE

4.1   AUTHORITY.

      The Committee shall have full power and authority to administer the Program, including the power to (a) promulgate forms to be used with respect to the Program, (b) promulgate rules of Program administration, (c) settle any disputes as to rights or benefits arising from the Program, (d) interpret and construe the terms of the Program, including, but not limited to, determining entitlement to benefits and the amount of such benefits, and (e) make such decisions or take such action as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Program. Any decision made by the Committee shall be final and binding on the Company, Participants and their heirs or successors. The Committee may delegate its power and authority to administer the Program to officers and employees of the Company; provided, however, that the Committee's power and authority under
Section 3.2 (regarding Severe Financial Hardship) shall not be delegated.

4.2   OPERATION.

      The Committee may act (a) by majority vote of its members meeting in person or by telephone, or (b) by consent in writing signed by all of the members of the Committee.

4.3   ELECTIONS, NOTICES.

      All elections and notices required to be provided to the Committee under the Program must be in such form or forms prescribed by, and contain such information as is required by, the Committee.


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                                   ARTICLE 5
                                   ---------

                                  MISCELLANEOUS

5.1   FUNDING.

      All amounts payable under the Program shall constitute a general unsecured obligation of the Company.

5.2   NON-ALIENATION OF BENEFITS.

      No benefit under the Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit, prior to receipt thereof pursuant to the provisions of the Program, shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.3   GOVERNING LAW.

      This Program shall be governed by the laws of the State of Connecticut.

5.4   AMENDMENT, MODIFICATION AND TERMINATION OF THE PROGRAM.

      The Board at any time may terminate and in any respect amend or modify the Program; provided, however, that no such termination, amendment or modification shall adversely affect the rights of any Participant or beneficiary, including his or her rights with respect to Stock Credits credited prior to such termination, amendment or modification, without his or her consent.

5.5   NON-FORFEITURABILITY OF STOCK CREDITS.

      No Stock Credits credited to the Stock Account of a Participant shall be forfeitable for any reason.

5.6   SUCCESSORS AND HEIRS.

      The Program and any properly executed elections hereunder shall be binding upon the Company and Participants, and upon any assignee or successor in interest to the Company and upon the heirs, legal representatives and beneficiaries of any Participant.

5.7   STATUS OF PARTICIPANTS.

      Stock Credits are not, and do not constitute, shares of Common Stock. No right as a holder of shares of Common Stock shall devolve upon a Participant by reason of his or her participation in the Program until such time as shares of Common Stock are distributed in accordance with Article 3.


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5.8   STATEMENT OF ACCOUNT.

      After the end of each calendar quarter, each Participant in the Program during the immediately preceding calendar quarter shall receive a statement of his or her Stock Account under the Program as of the end of such preceding calendar quarter. Such statement shall be in a form and contain such information as is deemed appropriate by the Committee.

5.9   ENTIRE AGREEMENT.

      Each Participant shall agree to be bound by the terms of the Program as set forth herein. This document contains the entire agreement of the Participant and the Company with respect to the subject matter hereof. No modification or claim of waiver of any of the provisions hereof shall be valid unless in writing signed by the party against whom such modification or waiver is sought to be enforced.

AGREED:                                   ACCEPTED:

PARTICIPANT                               ATMI, INC.


_____________________________             By: _________________________________
Date:
                                              Its:_____________________________

                                              Date:____________________________


Attachment:  Beneficiary Designation





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